Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement on Form S-1/A3 of our report dated March 29, 2012 with respect to the audited balance sheets of Oro East Mining, Inc. as of December 31, 2011 and 2010 and the related statements of expenses, stockholders’ equity and cash flows for the years then ended.

We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP www.malone-bailey.com Houston, Texas

April 11, 2012